Exhibit 99.1

BLACKSTONE AND STARWOOD CAPITAL INCREASE OFFER TO ACQUIRE

EXTENDED STAY AMERICA TO $20.50 IN CASH PER PAIRED SHARE AND

AMEND DEFINITIVE MERGER AGREEMENT

Represents “Best and Final” Offer from Blackstone and Starwood Capital and Provides Enhanced, Immediate and Certain Value

Amended Agreement Unanimously Approved by Both Extended Stay Boards of Directors

Special Meetings to be Adjourned to June 11, 2021

Shareholders Urged to Vote “FOR” the Amended Transaction on the WHITE Company Proxy Card

CHARLOTTE, N.C., June 1, 2021 (GLOBE NEWSWIRE) – Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH” and together with ESA, the “Company” or “STAY”) (NASDAQ: STAY), Blackstone Real Estate Partners (“Blackstone”) and Starwood Capital Group (“Starwood Capital”) announced today that they have signed an amendment to their previously announced definitive merger agreement. Under the terms of the merger agreement, as amended, a 50/50 joint venture between funds managed by Blackstone and Starwood Capital will now pay STAY shareholders an additional $1.00 per paired share in cash for a total consideration of $20.50 per paired share in cash. The merger agreement, as amended, has been unanimously approved by the entire boards of directors of both ESA and ESH.

The $20.50 per paired share consideration represents the Blackstone/Starwood Capital joint venture’s best and final offer and a 21.0% premium over the closing STAY price of $16.94 on March 12, 2021, the last trading day prior to the execution of the merger agreement on March 14, 2021. The Company encourages shareholders to consider the meaningful downside risk recognized by independent third parties in the event a transaction is not approved. The Company notes that the amended transaction represents an implied 30.3% premium, which ranks in the 81st percentile of precedent REIT all-cash transactions since 2013, based on the extrapolated STAY stock price since the March 15th announcement over which time lodging companies have traded down 7.1%.1

Doug Geoga, Chairman of the Boards of the Company said, “The STAY boards and management team are committed to acting in the best interests of the Company and all of our shareholders, and appreciate the input that we have received from shareholders throughout this process. At this enhanced offer price, we are also pleased to have the support of all 11 of our directors as each and every one of us views a sale of the Company for $20.50 per paired share in cash today as the best outcome possible for shareholders.”

[1]

Reflects STAY’s share price extrapolated based on undisturbed price of $16.94 as of 12-Mar-2021 and subsequent performance of lodging company index comprised of APLE, CLDT, DRH, HST, INN, PEB, PK, RHP, RLJ, SHO, XHR, CHH, HLT, MAR, and WH through 28-May-2021.

Bruce Haase, CEO and President of the Company said, “I believe this revised offer from Blackstone and Starwood Capital reflects a uniquely compelling value proposition for our shareholders and is superior to any viable alternative for the Company.”

Tyler Henritze, Head of Acquisitions Americas for Blackstone Real Estate said, “We are pleased that the revised offer and merger agreement have been approved by every director of ESA and ESH’s boards. Pending shareholder approval of this best and final offer, we look forward to closing the transaction in mid-June.”

Barry Sternlicht, CEO of Starwood Capital, stated, “This revised offer allows STAY shareholders to recognize significant value for their shares. We are grateful for the Boards’ unanimous support and look forward to gaining that support from STAY shareholders as well.”

Special Meeting Timing

In order to ensure STAY shareholders have sufficient time to consider the amended merger agreement, the Special Meetings of the Shareholders of the Company scheduled for June 8, 2021 will be convened and then adjourned. The ESA Special Meeting will be reconvened on June 11, 2021, at 8:30 a.m., Eastern Time, and the ESH Special Meeting will be reconvened on June 11, 2021, at 9:30 a.m., Eastern Time. The reconvened Special Meetings will be held exclusively online via a live audio webcast at www.virtualshareholdermeeting.com/STAY2021SM. The record date for the Special Meetings will remain April 19, 2021.

The transaction has received all regulatory approvals and is on track to close on June 16, 2021 pending shareholder approval at the reconvened Special Meetings on June 11, 2021. The Company’s boards of directors both unanimously recommend that STAY shareholders vote to approve the transaction at the reconvened Special Meetings of Shareholders.

Special Dividend

As required under the terms of the Company’s definitive merger agreement, the Board of Directors of ESA intends to declare a special cash dividend of $1.75 per share of common stock of ESA payable immediately before the effective time of the proposed mergers to holders of record as of the close of business on the day before the date on which the effective time will occur. If (but only if) the merger agreement, as amended, is approved by the STAY shareholders on June 11, 2021 at the reconvened Special Meetings of the Company and the other conditions to the closing are satisfied and waived, the special cash dividend will be payable on June 16, 2021, to holders of record of ESA common stock as of the close of business on June 15, 2021, and the merger effective time will occur immediately after on June 16, 2021.

Company shareholders who hold their paired shares of common stock on the record date for the special cash dividend and through the effective time of the merger will be entitled to receive an aggregate of $20.50 in cash, consisting of the $1.75 special cash dividend and merger consideration which, as reduced by the $1.75 special cash dividend, is comprised of $10.40 per share of ESA common stock and $8.35 per share of Class B common stock of ESH.

Whether or not STAY shareholders attend the reconvened Special Meetings, both STAY boards urge all Company shareholders to vote “FOR” the proposed mergers by voting your WHITE proxy card today, either by internet, telephone or mail. Shareholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted will be voted at the reconvened Special Meetings unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so. Voting today by internet, telephone, or mail cancels any vote previously cast. Only the latest dated proxy, internet or telephonic vote counts. If you have any questions, or need assistance in voting your shares, please immediately contact Okapi Partners LLC, our proxy solicitor, at (877) 629-6357 (toll-free) or at info@okapipartners.com.

Additional details regarding the amended definitive merger agreement will be described in a Form 8-K and proxy supplement filed with the Securities and Exchange Commission.

About the Company

Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 652 hotels. ESA’s subsidiary, ESH Hospitality, Inc., is the largest lodging REIT in North America by unit and room count, with 564 hotels and approximately 62,500 rooms in the U.S. ESA also franchises an additional 88 Extended Stay America® hotels. Visit www.esa.com for more information.

About Starwood Capital Group

Starwood Capital Group is a private investment firm with a core focus on global real estate, energy infrastructure and oil & gas. The Firm and its affiliates maintain 16 offices in seven countries around the world, and currently have approximately 4,100 employees. Since its inception in 1991, Starwood Capital Group has raised over $55 billion of equity capital, and currently has in excess of $75 billion of assets under management. Through a series of comingled opportunity funds and Starwood Real Estate Income Trust, Inc. (SREIT), a non-listed REIT, the Firm has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Starwood Capital also manages Starwood Property Trust (NYSE: STWD), the largest commercial mortgage real estate investment trust in the United States, which has successfully deployed over $63 billion of capital since inception and manages a portfolio of over $17 billion across debt and equity investments. Over the past 29 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets. Additional information can be found at starwoodcapital.com.

About Blackstone Real Estate

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $196 billion of investor capital under management. Blackstone is one of the largest property owners in the world, owning and operating assets across every major geography and sector, including logistics, multifamily and single-family housing, office, hospitality and retail. Our opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ strategy invests in substantially stabilized real estate globally through regional open-ended funds focused on high-quality assets and Blackstone Real Estate Income Trust, Inc. (BREIT), a non-listed REIT that invests in U.S. income-generating assets. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Contacts:

Media:

jim.fingeroth@kekstcnc.com, ruth.pachman@kekstcnc.com, or ross.lovern@kekstcnc.com

Investors:

Rob Ballew

ir@esa.com

(980) 345-1546

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Extended Stay America, Inc. and ESH Hospitality, Inc. (together, the “Companies”) by a joint venture of Blackstone Real Estate Partners and Starwood Capital Group. In connection with the proposed transaction, the Companies filed with the Securities and Exchange Commission (“SEC”) on April 26, 2021 a definitive joint proxy statement and has or will furnish the definitive joint proxy statement to the stockholders of the Companies. STOCKHOLDERS OF THE COMPANIES ARE ADVISED TO READ THE DEFINITIVE JOINT PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the definitive joint proxy statement and other relevant documents filed by the Companies with the SEC at the SEC’s Web site at http://www.sec.gov. The definitive joint proxy statement and such other documents filed with the SEC may also be obtained for free from the Investor Relations section of the Companies’ web site (https://www.aboutstay.com/investor-relations) or by directing a request to the Companies at ir@esa.com.

Forward-Looking Statements

Certain statements contained in this release constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this document may be forward-looking, including statements regarding the Board of Directors of ESA’s intention to declare a special cash dividend.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause their actual results to differ materially from the forward-looking statements contained in this communication. The potential risks and uncertainties include, among others, the possibility that ESA may be unable to obtain required stockholder approvals or that other conditions to closing the proposed mergers may not be satisfied, such that the proposed mergers will not close or that the closing may be delayed; general economic conditions; the proposed mergers may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Company; the outcome of any legal proceedings related to the proposed mergers; and the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the definitive joint proxy statement relating to the proposed mergers and the other documents that the Company filed with the SEC. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.